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                               Exhibit 99.1


                    VULCAN INTERNATIONAL CORPORATION
                           Executive Offices:
                     300 Delaware Avenue, Suite 1704
                      Wilmington, Delaware  19801



FOR IMMEDIATE RELEASE                                December 16, 2003
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     Vulcan Corporation has received an offer of $2,000,000
from Brunswick Bowling & Billiards Corporation to purchase its 50% interest in the parties' Joint Venture known as Vulcan-Brunswick Bowling Pin Company, which is a manufacturer of bowling pins. That Joint Venture is currently owned on a 50-50 basis. Vulcan has until February 13, 2004 to decide whether to accept the offer or to exercise its right to purchase Brunswick's 50% interest in the Joint Venture at the same $2,000,000 price.

     Vulcan Corporation is a wholly-owned subsidiary of Vulcan International Corporation and Brunswick Bowling & Billiards is a wholly-owned subsidiary of the Brunswick Corporation.



Attribute to Benjamin Gettler, Chairman of the Board and President.

For more information:  Contact Benjamin Gettler at (513) 621-2850